UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2011

Commission File Number	Exact name of registrant as specified in its charter, Principal Office Address and Telephone Number	State of Incorporation	I.R.S. Employer Identification No.

333-124154	Stanadyne Holdings, Inc. 92 Deerfield Road Windsor, CT 06095 (860) 525-0821	Delaware	20-1398860

333-45823	Stanadyne Corporation 92 Deerfield Road Windsor, CT 06095 (860) 525-0821	Delaware	22-2940378

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective February 14, 2011, Chris Lacovara resigned from his positions as a director of Stanadyne Holdings, Inc. (“Holdings”) and all of its related subsidiaries or affiliates, including Stanadyne Corporation (“Stanadyne”). Mr. Lacovara’s resignation was not a result of any disagreement with Holdings, Stanadyne or Holdings’ or Stanadyne’s Board of Directors.

Effective February 14, 2011, Evan Wildstein was elected as a director of Holdings and Stanadyne to fill the vacancies created by the resignation of Mr. Lacovara. Holdings’ is a party to the KSTA Holdings Stockholders Agreement, dated August 6, 2004. Pursuant to the KSTA Holdings Stockholders Agreement, Kohlberg & Company, L.L.C. has the right to elect the directors of Holdings. All of the directors of Holdings also serve as directors of Stanadyne.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Stanadyne Holdings, Inc.
(Registrant)

Date: February 17, 2011	/s/ Stephen S. Langin
Stephen S. Langin
Chief Financial Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Stanadyne Corporation
(Registrant)

Date: February 17, 2011	/s/ Stephen S. Langin
Stephen S. Langin
Vice President and Chief Financial Officer